Exhibit 99.1

SORL Auto Parts Announces Third Quarter Record High
Sales in 2019

ZHEJIANG, China, November 14, 2019 -- SORL Auto Parts, Inc. (NASDAQ: SORL) ("SORL" or the "Company"), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, announced today its unaudited financial results for the third quarter and nine-month periods ended September 30, 2019.

Third Quarter 2019 Financial Highlights

•	Net sales increased by 3.4% to a third quarter record high of $112.2 million compared to $108.6 million in the third quarter of 2018;

•	Sales from China's domestic aftermarket increased 25.3% year-over-year to $45.6 million from $36.4 million in the third quarter of 2018;

•

Net income attributable to stockholders was $4.2 million and basic and diluted income per share were $0.22 in the third quarter of 2019; Due to the impact of US tax reform, net loss attributable to stockholders was $5.6 million and basic and diluted loss per share were $0.29 in the third quarter of 2018. Excluding the impact of the one-time accrued taxes related to U.S. tax reform, net income attributable to stockholders for the third quarter of 2018 would have been $5.4 million, or $0.28 per basic and diluted share.

Mr. Xiaoping Zhang, SORL's Chairman and Chief Executive Officer, stated, “2019 remains a challenging market environment for the Chinese automotive sector as the Chinese economy is experiencing deceleration along with the intensified trade war. During the quarter, our strong product portfolio and balanced sales channels between OEM and aftermarket enabled us to weather the economic slowdown in China. While our domestic OEM business was affected by the slow commercial vehicle sales in the third quarter of 2019, the growing regionally tiered sales network continued to pace the market share expansion of our aftermarket business. We continued to maintain a high gross margin as our technology content remains strong.”

Third Quarter 2019 Financial Performance

Net sales for the third quarter of 2019 were $112.2 million, the highest sales for any third quarter in the Company’s history, compared with $108.6 million in the third quarter of 2018. Revenues from the Company's domestic OEM customers were $48.6 million compared with $50.3 million in the third quarter of 2018. Sales from China's domestic aftermarket increased 25.3% year-over-year to $45.6 million from $36.4 million in the third quarter of 2018.  The continuing expiration of OEM warranties from prior years’ new vehicle sales in China drove the Company’s aftermarket business. Revenues from international markets were $18.1 million from $21.8 million in the third quarter of 2018. The softer demand for the commercial vehicles from many international markets negatively affected our international sales.

SORL’s commercial vehicle brake sales increased 6.6% year-over-year to $94.9 million and represented 84.6% of total sales in the third quarter of 2019. The sales of passenger vehicle auto parts decreased by 11.6% year-over-year, to $17.3 million, which accounted for 15.4% of the total sales for the third quarter of 2019.

Gross profit for the third quarter of 2019 rose by 17.5% to $30.9 million from $26.3 million for the third quarter of 2018. Gross margin for the third quarter of 2019 was 27.6%, compared with a gross margin of 24.3% in the same quarter of 2018. The increase in gross margin was primarily due to higher sales of the high margin, electronically controlled products during the third quarter of 2019.

Operating expenses increased by 19.3% to $27.1 million in the third quarter of 2019, from $22.7 million in the third quarter of 2018. As a percentage of revenue, operating expenses were 24.1% in the third quarter of 2019, compared with 20.9% in the third quarter of 2018. The increase in operating expenses was due to higher selling and distribution, general and administrative, and research and development expenses.

•	Selling and distribution expenses rose to $13.9 million from $13.2 million in the same quarter of 2018. As a percentage of revenue, selling and distribution expenses were 12.3% compared with 12.1% of quarterly revenues in the same quarter of 2018.

•	General and administrative ("G&A") expenses for the third quarter of 2019 were $8.2 million, or 7.3% of revenue, compared with $5.1 million, or 4.7% in the third quarter of 2018. The increase in G&A expenses was mainly due to an increase in employee salaries and professional fees.

•	Research and development ("R&D") expenses were $5.0 million in the third quarter of 2019 compared with $4.5 million in the third quarter of 2018. As a percentage of revenue, R&D was 4.5% in the third quarter of 2019, compared with 4.1% of revenue in the third quarter of 2018. The Company continues to develop new, higher-margin, electronically controlled products, and upgrade the performance and quality of the Company's traditional brake products, to capture greater market share.

Interest expenses were $3.0 million in the third quarter of 2019 compared to $3.3 million in the third quarter of 2018. Decreased interest expenses were mainly due to decreased rates on lower loans outstanding during the third quarter of 2019 compared to the third quarter of 2018.

Income before provision for income taxes was $5.0 million for the third quarter of 2019 as compared with $7.1 million for the third quarter of 2018. The decrease in income before taxes was primarily due to lower government grants and higher operating expenses. Pretax income margin was 4.5% in the third quarter of 2019, compared with 6.6% in the third quarter of 2018.

The provision for income taxes was $0.4 million in the third quarter of 2019 compared with $12.1 million in the third quarter of 2018. The significantly lower taxes in the third quarter of 2019 compared with the third quarter in 2018, were mainly due to one-time accrued taxes of $11.0 million in the third quarter of 2018 associated with the U.S. tax reform related to the planned dividend distribution from China (PRC) subsidiaries in order to fulfill the payment of one-time accrued taxes.

Net income attributable to stockholders for the third quarter of 2019 was $4.2 million, or $0.22 per basic and diluted share, compared with net loss attributable to stockholders of $5.6 million, or $0.29 per basic and diluted share, in the third quarter of 2018.

Excluding the impact of the one-time accrued taxes related to U.S. tax reform, net income attributable to stockholders for the third quarter of 2018 would have been $5.4 million, or $0.28 per basic and diluted share.

Nine-Month 2018 Financial Performance

Net sales for the first nine months of 2019 increased 12.5% year-over-year to $387.8 million from $344.8 million for the first nine months of 2018. Revenues from the Company's China OEM customers increased by 17.0% to $192.7 million from $164.7 million in the same period in 2018. Revenues from China's domestic aftermarket increased 15.5% to $135.5 million from $117.3 million in the first nine months of 2018. Revenues from international markets decreased 4.8% to $59.7 million from $62.7 million in the first nine months of 2018.

SORL’s commercial vehicle brake sales increased 6.6% year-over-year to $319.6 million and represented 82.4% of total sales in the first nine months of 2019. The sales of passenger vehicle auto parts were $68.3 million, similar to last year’s same period, and accounted for 17.6% of the total sales for the first nine months of 2019.

Gross profit for the first nine months of 2019 increased 14.0% to $103.7 million from $91.0 million in the same period in 2018. Gross margin for the first nine months of 2019 increased to 26.7% from 26.4% for the first nine months of 2018. The Company’s gross margin increased due to higher sales.

Income from operations for the first nine months of 2019 was $26.6 million with an operating margin of 6.9%.

Net income attributable to stockholders for the first nine months of 2019 was $18.8 million, or $0.97 per basic and diluted share, compared with $9.4 million, or $0.49 per basic and diluted share, in the same period in 2018.

Excluding the impact of U.S. tax reform, net income attributable to stockholders for the first nine months of 2018 would have been $20.4 million, or $1.06 per basic and diluted share.

Balance Sheet

As of September 30, 2019, the Company’s cash and cash equivalents were $16.5 million. Total stockholders' equity was $189.1 million at September 30, 2019. The Company had working capital of $34.2 million on September 30, 2019. During the third quarter of 2019, the Company received over $36 million in repayments of advances to related parties.

Business Outlook

Management has reiterated its fiscal year 2019 guidance for net sales of approximately $515 million and net income attributable to common stockholders of approximately $22 million. These targets are based on the Company's current views on the operating and market conditions, which are subject to change.

Conference Call

Management will host a conference call on Wednesday, November 14, 2019, at 7:00 P.M. EST/ 8:00 A.M. Beijing Time on November 15, 2019 to discuss its 2019 third quarter results. Listeners may access the call by dialing U.S. toll free number +1-877-407-0778 and +1-201-689-8565 for international callers, and Mainland China toll free +86 400-120-2840. A live web cast of the conference call will also be available at http://www.sorl.cn.

A replay of the call will be available shortly after the conference call through 7:00 P.M. EST on December 14, 2019 or 8:00 A.M. Beijing Time on December 15, 2019. The replay dial-in numbers are: U.S. toll free number +1-877-481-4010 or the international number +1-919-882-2331; using Conference ID “56753” to access the replay.

About SORL Auto Parts, Inc.

As a global tier one supplier of brake and control systems to the commercial vehicle industry, SORL Auto Parts, Inc. is the market leader for commercial vehicles brake systems, such as trucks and buses in China. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake systems and others. The Company has four authorized international sales centers in UAE, India, the United States and Europe. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts but are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "expects," "anticipates," "believes," "targets," "goals," "projects," "intends," "plans," "seeks," "estimates," "may," "will," "should" or similar expressions. For example, when the Company describes the evaluation of the preliminary non-binding proposal letter, it is using forward-looking statements. These forward-looking statements may also include statements about the Company's proposed discussions related to its business or growth strategy, which are subject to change. Such information is based upon expectations of the Company's management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company's control and upon assumptions with respect to future business decisions, which are subject to change. The Company does not undertake to update the forward-looking statements contained in this press release. These risks and uncertainties may include, but are not limited to general political, economic and business conditions which may impact the demand for commercial vehicles or passenger vehicles in China and the other significant markets where the Company's products are sold, uncertainty regarding such political, economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible recessions, natural disasters, the political stability of China and the impact of any of those events on demand for commercial or passenger vehicles, changes in consumer confidence, new product development and introduction, competitive products and pricing, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier's inability to fulfill the Company's orders, cost of labor and raw materials, the loss of or curtailed sales to significant customers, the Company's dependence on key employees and officers, the ability to secure and protect trademarks, patents and other intellectual property rights, potential effects of competition in the Company's business, the dependency of the Company upon the normal operation of its sole manufacturing facility, potential effect of the economic and currency instability in China and countries to which the Company sold its products, the ability of the Company to successfully manage its expenses on a continuing basis, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business in China or other countries including, without limitation, foreign trade policies, import duties, tariffs, quotas, political and economic stability, and the other factors discussed in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. For additional information regarding known material factors that could cause the Company's results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact Information

Phyllis Huang
+86-151-6770-5972
+86-577-6581-7721
phyllis@sorl.com.cn

Kevin Theiss

Investor Relations

Awaken Advisors

212-521-4050
kevin.theiss@awakenlab.com

-tables follow –

 SORL Auto Parts, Inc. and Subsidiaries

Consolidated Balance Sheets

September 30, 2019 and December 31, 2018

Assets
Current Assets
Cash and cash equivalents	US	$16,485,401	US	$73,588,229
Accounts receivable, net, including $310,143 and $261,889 from related parties as of September 30, 2019 and December 31, 2018, respectively		158,188,600		150,047,797
Bank acceptance notes from customers		65,007,965		62,052,225
Inventories, net		191,178,724		204,285,427
Prepayments, current, including $3,283,579 and $3,670,573 to related party at September 30, 2019 and December 31, 2018, respectively		16,258,454		7,776,591
Restricted cash, current		13,780,187		19,307,003
Advances to related party		24,433,792		79,739,417
Deposits on loan agreements, current		4,948,465		-
Other current assets, net		13,610,953		15,697,448
Total Current Assets		503,892,541		612,494,137

Property, plant and equipment, net		119,103,291		96,053,386
Land use rights, net		36,213,965		21,124,455
Intangible assets, net		-		220,232
Deposits on loan agreements, non-current		6,362,312		10,199,324
Prepayments, non-current		15,253,670		31,575,238
Other assets, non-current		1,463,985		563,542
Restricted cash, non-current		16,683,397		18,067,374
Deferred tax assets		3,578,925		4,073,838
Total Non-current Assets		198,659,545		181,877,389
Total Assets	US	$702,552,086	US	$794,371,526
Liabilities and Equity
Current Liabilities
Accounts payable and bank acceptance notes to vendors, including $16,438,264 and $23,805,200 due to related parties at September 30, 2019 and December 31, 2018, respectively	US	$159,184,839	US	$236,433,718
Deposits received from customers		47,433,293		51,529,795
Short term bank loans		201,749,179		217,940,471
Current portion of long term loans, net of unamortized debt issuance costs		22,199,252		21,141,029
Income tax payable, current		3,132,430		3,421,486
Accrued expenses		23,085,329		24,045,902
Due to related party		8,083,574		5,959,752
Deferred income		745,200		1,453,282
Other current liabilities		4,041,457		3,288,344
Total Current Liabilities		469,654,553		565,213,779
Long term loans, less current portion and net of unamortized debt issuance costs		4,630,198		14,429,404
Operating lease liabilities, non-current		628,873		-
Income tax payable, non-current		8,377,468		9,259,307
Total Non-current Liabilities		13,636,539		23,688,711
Total Liabilities		483,291,092		588,902,490
Equity
Preferred stock - no par value; 1,000,000 authorized; none issued and outstanding as of September 30, 2019 and December 31, 2018		-		-
Common stock - $0.002 par value; 50,000,000 authorized, 19,304,921 issued and outstanding as of September 30, 2019 and December 31, 2018		38,609		38,609
Additional paid-in capital		(28,582,654)		(28,582,654)
Reserves		21,902,103		20,007,007
Accumulated other comprehensive income		259,271		6,655,803
Retained earnings		195,433,836		178,535,378
Total SORL Auto Parts, Inc. Stockholders' Equity		189,051,165		176,654,143
Noncontrolling Interest In Subsidiaries		30,209,829		28,814,893
Total Equity		219,260,994		205,469,036
Total Liabilities and Equity	US	$702,552,086	US	$794,371,526

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)

For the Three and Nine Months ended September 30, 2019 and 2018 (Unaudited)

		Three months ended September 30,				Nine months ended September 30,
		2019		2018		2019		2018

Sales	US	$112,227,452	US	$108,584,331	US	$387,820,858	US	$344,815,965
Include: sales to related parties		6,859,689		9,333,959		25,478,367		22,997,540
Cost of sales		81,294,783		82,249,456		284,098,257		253,851,334
Gross profit		30,932,669		26,334,875		103,722,601		90,964,631
Expenses:
Selling and distribution expenses		13,850,387		13,160,875		43,198,784		37,154,745
General and administrative expenses		8,207,550		5,051,684		24,803,869		17,519,873
Research and development expenses		5,001,354		4,478,298		16,934,141		13,400,656
Total operating expenses		27,059,291		22,690,857		84,936,794		68,075,274
Other operating income, net		2,840,617		2,959,269		7,798,787		7,535,820
Income from operations		6,713,995		6,603,287		26,584,594		30,425,177
Interest income		966,855		547,455		4,183,471		2,847,299
Government grants		70,785		2,239,250		3,570,630		2,982,775
Other income		35,884		229,520		130,913		432,213
Interest expenses		(3,010,304)		(3,331,554)		(10,155,849)		(10,214,68)
Exchange differences		773,420		906,538		250,290		1,396,460
Other expenses		(508,302)		(55,835)		(1,076,993)		(1,200,920)
Income before income taxes provision		5,042,333		7,138,661		23,487,056		26,668,323
Provision for income taxes		389,109		12,130,789		2,587,840		14,974,982
Net income (loss)	US	$4,653,224	US	$(4,992,128)	US	$20,899,216	US	$11,693,341

Net income attributable to noncontrolling interest in subsidiaries		468,322		613,086		2,105,662		2,281,633
Net income (loss) attributable to common stockholders	US	$4,184,902	US	$(5,605,214)	US	$18,793,554	US	$9,411,708
Comprehensive income (loss):
Net income (loss)	US	$4,653,224	US	$(4,992,128)	US	$20,899,216	US	$11,693,341
Foreign currency translation adjustments		(6,586,436)		(8,307,355)		(7,107,258)		(11,275,895
Comprehensive income (loss)		(1,933,212)		(13,299,483)		13,791,958		417,446
Comprehensive income (loss) attributable to noncontrolling interest in subsidiaries		(190,322)		(217,650)		1,394,936		1,154,043
Comprehensive income (loss) attributable to common stockholders	US	$(1,742,890)	US	$(13,081,833)	US	$12,397,022	US	$(736,597)
Weighted average common share - basic		19,304,921		19,304,921		19,304,921		19,304,921
Weighted average common share - diluted		19,304,921		19,304,921		19,304,921		19,304,921
EPS - basic	US	$0.22	US	$(0.29)	US	$0.97	US	$0.49
EPS - diluted	US	$0.22	US	$(0.29)	US	$0.97	US	$0.49

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Nine Months ended September 30, 2019 and 2018 (Unaudited)

		Nine months ended September 30,
		2019		2018
Cash Flows From Operating Activities
Net income	US	$20,899,216	US	$11,693,341
Adjustments to reconcile net income to net cash provided by (used in) operation activities:
Allowance for doubtful accounts		2,365,714		179,744
Depreciation and amortization		10,528,373		8,926,695
Deferred income tax		368,700		966,547
Gain on disposal of property and equipment		(30,562)		(73,809)
Amortization of debt issuance costs		441,236		520,741
Changes in assets and liabilities:
Accounts receivable		(15,844,424)		(38,780,246)
Bank acceptance notes from customers		1,258,843		68,016,837
Inventories, net		7,669,607		(9,983,968)
Prepayments		(9,348,404)		(52,611,953)
Other current assets, net		(699,009)		(19,823,567)
Accounts payable and bank acceptance notes to vendors		(72,638,392)		86,724,938
Deposits received from customers		(2,393,750)		7,432,808
Income tax payable		(1,125,335)		24,058,536
Deferred income		(683,529)		(382,627)
Other current liabilities and accrued expenses		301,057		(5,671,820)
Net Cash Flows Provided By (Used in) Operating Activities		(58,930,659)		81,192,197

Cash Flows From Investing Activities
Acquisition of property, equipment, plant and land use rights		(36,495,784)		(40,142,267)
Acquisition of intangible assets		-		(367,931)
Advances to related parties		-		(214,800,362)
Repayment of advances to related parties		57,010,144		222,337,244
Proceeds from disposal of property and equipment		42,451		-
Net Cash Flows Provided By (Used In) Investing Activities		20,556,811		(32,973,316)

Cash Flows From Financing Activities
Proceeds from short term bank loans		238,649,409		353,441,949
Repayment of short term bank loans		(248,358,539)		(325,651,416)
Proceeds from related parties		1,843,951		311,692,664
Repayments to related parties		-		(328,624,110)
Repayments of long term loans		(16,998,572)		(18,957,775)
Payment of debt issuance costs		(108,222)		-
Net Cash Flows Used In Financing Activities		(24,971,973)		(8,098,688)
Effects on changes in foreign exchange rate		(667,800)		(4,557,219)
Net change in cash, cash equivalents and restricted cash		(64,013,621)		35,562,974
Cash, cash equivalents, and restricted cash - beginning of the period		110,962,606		4,598,176
Cash, cash equivalents, and restricted cash - end of the period	US	$46,948,985	US	$40,161,150
Supplemental Cash Flow Disclosures:
Interest paid	US	$8,655,097	US	$7,849,753
Income taxes paid	US	$3,339,144	US	$5,157,755
Non-cash Investing and Financing Transactions
Loans from related party in the form of bank acceptance notes	US	$-	US	$5,846,083
Repayments to related party in the form of bank acceptance notes	US	$-	US	$33,721,267
Repayments from related party in the form of bank acceptance notes	US	$-	US	$26,771,056
Liabilities assumed in connection with acquisition of property, plant and equipment	US	$1,274,693	US	$-
Property, plant and equipment and land use rights transferred from prepayments	US	$19,995,442	US	$-
Proceeds from long term loans in the form of bank acceptance notes	US	$7,169,692	US	$-
Deposits on loan agreements deducted from proceeds from long term loans	US	$1,433,938	US	$-
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	US	$16,485,401	US	$17,609,594
Restricted cash, current		13,780,187		19,062,778
Restricted cash, non-current		16,683,397		3,488,778
Total cash, cash equivalents, and restricted cash	US	$46,948,985	US	$40,161,150